UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 26, 2022

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2022, Escalade, Incorporated (the “Company”) and its wholly owned subsidiary, Indian Industries, Inc. (“Indian”), entered into the Second Amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement dated as of January 21, 2022 among the Company, Indian, their domestic subsidiaries, the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and as a Lender (the “Credit Agreement”). This Form 8-K describes the primary changes made to the Credit Agreement upon entry into the Second Amendment.

Under the terms of the Second Amendment, the Lenders increased the maximum availability under the senior revolving credit facility from $75,000,000 to $90,000,000 pursuant to the accordion feature in the Credit Agreement. The maturity date of the revolving credit facility remains January 21, 2027. The Company may prepay the Revolving Facility, in whole or in part, and reborrow prior to the revolving loan maturity date. The Second Amendment adjusted the funded debt to EBITDA ratio financial covenant to 3:25 to 1:00 as of the end of the Company’s third and fourth fiscal quarters of 2022 and 3:00 to 1:00 as of the end of the Company’s first fiscal quarter of 2023. The Second Amendment also modified the EBITDA definition to permit add-backs of a) up to $2.0 million for disposition related expenses; and b) up to $2.0 million for unusual or non-recurring expenses which are incurred prior to the end of fiscal year 2023 and which are subject to the approval of the Administrative Agent.

The Company’s indebtedness under the Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of the Company’s and Indian’s domestic subsidiaries and substantially all of the assets of the Company (excluding real estate). Each direct and indirect domestic subsidiary of the Company and Indian has secured its guaranty of indebtedness incurred under the revolving facility with a first priority security interest and lien on all of such subsidiary’s assets. The obligations, guarantees, liens and other interests granted by the Company, Indian, and their domestic subsidiaries continues in full force and effect.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2022, Escalade, Incorporated ("Escalade") issued the press release attached hereto as Exhibit 99.1 announcing financial information regarding Escalade's third quarter and year to date results for 2022.

The information under this Item 2.02 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01 Other Events.

On October 27, 2022, the Board of Directors of Escalade announced that a quarterly dividend of fifteen cents $0.15 per share would be paid to all shareholders of record on December 5, 2022 and disbursed on December 12, 2022.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

10.1
Second Amendment dated October 26, 2022 to Amended and Restated Credit Agreement dated as of January 21, 2022 among Escalade, Incorporated, Indian Industries, Inc., each of their domestic subsidiaries, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Press release dated October 27, 2022

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2022	ESCALADE, INCORPORATED By: /s/ STEPHEN R. WAWRIN Stephen R. Wawrin, Vice President and Chief Financial Officer

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